Exhibit 2(k)(2)

POWER OF ATTORNEY

The undersigned officers and Trustees of Alternative Strategies Fund (the “Fund”) (as such Fund may be renamed from time to time) hereby authorize Mitchell M. Cox, James E. Hillman, Justin C. Ferri and Colleen R. Rusch or any of them, as attorney-in-fact, to sign on his or her behalf, in the capacities indicated, any Registration Statement or amendment thereto (including any pre-effective or post-effective amendments) for the Fund or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 14th day of December 2007.

Signature	Title

/s/ Mitchell M. Cox (Mitchell M. Cox)	President (Principal Executive Officer)

/s/ James E. Hillman (James E. Hillman)	Treasurer (Principal Financial Officer)

/s/ Paul Glasserman (Paul Glasserman )	Trustee

/s/ Steven W. Kohlhagen (Steven W. Kohlhagen)	Trustee

/s/ William J. Rainer (William J. Rainer)	Trustee

/s/ Laura Unger (Laura Unger)	Trustee